Exhibit 99.1

News Release

Blackboard to Acquire Elluminate and Wimba
Combination Brings Together Industry-Leading Solutions for Synchronous Learning

WASHINGTON – July 7, 2010 – Blackboard Inc. (NASDAQ: BBBB) today announced that it has entered into definitive agreements to acquire both Elluminate, Inc. and Wimba, Inc., two of the leading providers of synchronous learning and collaboration technology to the education markets, for a total of approximately $116 million in cash, excluding transaction costs and subject to certain adjustments.

These leading teams and solutions together will form Blackboard Collaborate, the newest standalone platform in the Company’s family of education solutions. Blackboard, combined with the teams from Elluminate and Wimba, will pursue greater innovation to meet growing needs in the area of synchronous learning and collaboration, including continued support for integrations with open source applications and other commercial learning management systems (LMS).

Elluminate and Wimba offer advanced virtual classroom technology that allows education institutions to hold synchronous live courses over the Web, including audio, video, white board and social learning capabilities. The technologies are used to supplement traditional courses, to support full distance learning courses, and to facilitate a variety of other collaborative interactions including virtual office hours, team meetings, professional development, student projects and mentoring and tutoring opportunities.

“We’ve heard directly from our clients that this technology has become increasingly fundamental to the learning process for the online course experience and beyond,” said Michael L. Chasen, Blackboard President and CEO. “Collaboration technology is joining the range of solutions that our clients are leveraging to support and improve the teaching and learning experience. We expect this will grow as institutions look for cost-effective ways to encourage social learning and support learning interactions of all kinds.”

Leading Providers of Synchronous Learning and Collaboration Software in Education Combine to Establish Blackboard Collaborate

Together, Elluminate and Wimba serve more than 2,600 institutions in the U.S. K-12, U.S. higher education, international and professional education markets.

“Bringing Elluminate and Wimba together allows us to accelerate development of their technologies to better realize the full potential for impacting education – at a rate much faster than any of our organizations could have achieved independently,” said Ray Henderson, President of Blackboard Learn who will set the technology strategy and provide leadership to the combined team. “I’m confident in our ability to maintain positive experiences for clients and learners in all contexts, regardless of which learning management system is used. We will continue to support Elluminate and Wimba integrations for open source products and plan to do the same for bridges with other commercial LMS providers as well.”

•	Elluminate, headquartered in Calgary, Alberta, was founded in 2000 and employs approximately 140 professional staff serving more than 1,900 K-12 and higher education clients located throughout the U.S. and 80 other countries.

•	Wimba, headquartered in New York, NY, was founded in 1998 and employs approximately 100 professional staff serving more than 700 K-12 and higher education clients located throughout the U.S. and 27 other countries.

Financial Details of the Elluminate and Wimba Acquisitions

Both Elluminate and Wimba’s business models include annual subscription and perpetual offerings. The companies’ subscription models offer many of the same financial characteristics as Blackboard’s, including an annual recurring subscription-based licensing model, ratable revenue recognition, a stable institutional client base and strong renewal rates. As a result, the combination is expected to enhance growth and profitability over time.

Blackboard management currently expects that the combined Elluminate and Wimba transactions will contribute approximately $6.0 million to Blackboard’s full year 2010 GAAP revenue, assuming the anticipated early August closing date for the acquisitions. At the time of the acquisition announcement the combined companies had a contract value1 of approximately $27 million. The Company expects the acquisition to be dilutive to full year 2010 by approximately ($0.33) to GAAP net income per diluted share and by approximately ($0.25) to non-GAAP net income per diluted share. Management estimates that there will be approximately ($0.14) of dilution in full year 2010 to non-GAAP net income per diluted share primarily related to the purchase accounting adjustments to Elluminate and Wimba’s deferred revenue and approximately ($0.04) of additional dilution in full year 2010 to non-GAAP net income per diluted share related to the timing of non-recurring integration costs.

Blackboard expects the transaction to be accretive in 2011 by approximately $0.05 to full year earnings on a pro forma non-GAAP net income per diluted share adjusted basis excluding the impact of purchase accounting adjustments on deferred revenue and non-recurring merger-related costs. The Company expects the acquisitions to contribute approximately $30.0 million to Blackboard’s full year 2011 GAAP revenue and the Company also expects the acquisition to be dilutive to full year 2011 by approximately ($0.25) to GAAP net income per diluted share and by approximately ($0.05) to non-GAAP net income per diluted share.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-Q filed on May 7, 2010 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of July 7, 2010. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to July 7, 2010.

About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a global leader in enterprise technology and innovative solutions that improve the experience of millions of students and learners around the world every day. Blackboard’s solutions allow thousands of higher education, K-12, professional, corporate, and government organizations to extend teaching and learning online, facilitate campus commerce and security, and communicate more effectively with their communities. Founded in 1997, Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Asia and Australia.

About Elluminate
Elluminate, Inc. delivers best-in-class web, audio, video, and social networking solutions optimized for 21st century teaching, learning, and collaboration. The company helps unify enterprise technologies to ensure that learning and collaboration happen in a better, faster, and more efficient way. Since its founding in 2000, the company has grown to provide over 1 billion web-collaboration minutes annually, serving over 7 million teachers and students located in over 170 different countries.

Elluminate was named one of Deloitte’s 50 Fastest Growing Technology Companies and was positioned in the Visionaries Quadrant of the Gartner Magic Quadrant for Web Conferencing, 2009. Headquartered in Calgary, Alberta, Canada, and Pleasanton, California, Elluminate is the trusted choice of prominent academic institutions and corporations, including ADP, The California State University, IBM, K12 Inc., Los Angeles Unified School District, Miami-Dade County Public Schools, The Open University, and many others.

About Wimba®
Wimba® is a leading provider of collaborative solutions used by thousands of educators around the world to engage students, support business needs, and save time and money. The Wimba Collaboration Suite™ — awarded the 2009 “Best Education Solution” and 2010 “Best Collaboration Solution” CODiE award by SIIA — offers students, teachers and administrators an engaging and comprehensive collaboration environment for instruction, meetings and help. By combining academic features, ease of use and interactive technologies, Wimba goes well beyond web conferencing and sets a new standard for collaboration. www.wimba.com.

Wimba retained East Wind Advisors as its financial advisor in its sale to Blackboard.

Use of Non-GAAP Financial Measures

This release includes information about the Company’s non-GAAP adjusted net income and non-GAAP adjusted net income per share, which are non-GAAP financial measures. Management believes that both measures, which exclude the amortization of acquisition-related intangible assets, stock-based compensation, and non-cash interest expense, all net of taxes, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides enhanced comparability in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics in 2010 that are determined on a basis that excludes amortization of acquired intangibles, stock-based compensation expense and non-cash interest expense, all net of taxes.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated May 7, 2010, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.

Contacts:

For Financial Media and Investors:
Michael J. Stanton
Senior Vice President
Blackboard Inc.
+1 (202) 463-4860 ext. 2305

For Education & General Media:
Matthew Maurer
Director, Public Relations
+1 (202) 463-4860 ext. 2637
matthew.maurer@blackboard.com

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[1]	Contract value represents the annualized recurring ratable revenue under existing contracts with clients in effect at the end of the quarter without regard to the remaining duration or renewal of such agreements. This is not intended by management for the estimation of or as a proxy for future revenue to be recognized, but management believes it is a useful tool for investors to evaluate our current operating performance.